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Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 16, 2000 on the consolidated financial statements of Triton Cellular Partners, L.P. and Subsidiaries included in this Form 8-K/A, into Rural Cellular Corporation's previously filed Registration Statements on Form S-8 (File Numbers 333-10815, 333-10817, 333-28267, 333-28269, 333-57653).

                                                         ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
June 13, 2000